Exhibit 99.1

Corsair Reports Strong Revenue and Profit Growth for 4Q25 and FY25

12% Full Year 2025 Revenue Growth to $1,472.5 Million

30% Full Year 2025 GAAP Gross Profit Increase to $425.9 Million

Record Full Year 2025 GAAP Gross Margin of 28.9%

84% Full Year increase in Adjusted EBITDA to $100.6 Million, Above Guidance

$50 Million Share Repurchase Approved

MILPITAS, CA, February 12, 2026 – Corsair Gaming, Inc. (Nasdaq: CRSR) (“Corsair” or the “Company”), a leading global provider and innovator of high-performance products for gamers, streamers, content-creators, gaming PC builders, and sim racing enthusiasts, today announced financial results for the fourth quarter and full year ended December 31, 2025, as well as guidance for the first quarter and full year 2026.

The Company also announced that its Board of Directors authorized the Company to repurchase up to $50 million of its outstanding common stock. This represents Corsair’s first repurchase authorization. The repurchase program is effective immediately, does not have an expiration date and is subject to market conditions, applicable laws and regulatory guidelines.

Full Year 2025 Select Financial Highlights (compared to Full Year 2024)

•
12% increase in revenue to $1,472.5 million.
•
30% increase in gross profit to $425.9 million.
•
84% increase in adjusted EBITDA to $100.6 million, above the high end of guidance.
•
Net income/(loss) per share attributable to common stockholders improved to ($0.12) / $0.62 per diluted share on a GAAP / Non-GAAP basis, compared to ($0.95) / ($0.03), respectively.

Q4 2025 Select Financial Highlights (compared to Q4 2024)

•
6% increase in revenue to $436.9 million.
•
34% increase in gross profit to $144.6 million, reflecting strong performance in our Gaming Components and Systems segment.
•
62% increase in adjusted EBITDA to $53.6 million, above the high end of guidance.
•
Net income per share attributable to common stockholders improved to $0.22 / $0.43 per diluted share on a GAAP / Non-GAAP basis, compared to $0.01 / $0.23, respectively.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

Business Segment Highlights:

Gaming Components and Systems Segment

For the full year 2025, Corsair’s Gaming Components and Systems segment revenue grew 16% year-over-year, led by growth in memory and components, with strong demand for system upgrades and new builds among performance-focused PC builders. In Q4 2025, Gaming Components and Systems segment revenue grew over 11% year-over-year led by 24% year-over-year growth in our memory business, with stable components and systems revenue. The Corsair team was able to successfully navigate a constrained global semiconductor market to secure supply for the robust global demand we saw for our memory products during the quarter, underlining our leadership position in the performance memory market.

Gamer and Creator Peripherals Segment

For the full year 2025, Corsair’s Gamer and Creator Peripherals segment revenue grew 4% year-over-year, led by growth in both sim racing and creator products. In Q4 2025, revenue decreased 3% year-over-year, driven primarily by lower demand in North America, which was offset by stronger performance internationally, particularly in the Asia-Pacific region. The Company’s Elgato brand products continue to grow led by the popular Stream Deck, which is now expanding into professional broadcast studios and other premium market segments. We were also pleased with strong early demand for the recent product launches in the Gamer and Creator Peripherals segment, which have been well received by our customers, exceeding our expectations. The Company’s Fanatec sim racing family continues to show strong growth, driven by the growing popularity of Formula 1 (F1), and supported by increased product availability, new product launches, and channel expansion.

Management Commentary:

Thi La, Chief Executive Officer of Corsair, stated, “2025 closed on a strong operational note, with Q4 revenue in line with our outlook, and adjusted non-GAAP EBITDA above the high end of our guidance, driven by exceptional execution by the team. Successful new product launches, smart inventory management, coupled with our supply chain flexibility, enabled us to navigate a memory-constrained market, shifting trade regulations and tariffs to deliver 62% growth in Q4 2025 adjusted non-GAAP EBITDA (855% growth in Q4 2025 GAAP net income), significantly outperforming our 6% year-over-year revenue growth. As we enter 2026, we remain focused on accelerating innovation in our premium categories, improving mix, and driving healthier, more consistent sell-through across channels. We have an exciting roadmap of differentiated products for 2026, designed to resonate with our community, as we plan to further expand our presence across both online and retail channels, and maintain a strong balance between growth and profitability.”

“Strategically, we are focused on improving the quality of our growth by investing in platforms that can scale across our portfolio. Stream Deck is a central component of our plan, evolving from a creator tool into a shared control layer across productivity, gaming and sim racing. The successful launch of our Galleon keyboard at CES 2026, one of the most awarded product launches in our history, demonstrates early validation of our platform-led approach. By accelerating investment in Creator and Gaming Peripherals and the Elgato Marketplace platform, we are deliberately shifting our mix toward what we expect to be higher margin, recurring revenue, and stronger long-term returns.”

Gordon Mattingly, Chief Financial Officer of Corsair, stated, “We ended the year in a strong financial position, with strategic inventory investment which we anticipate will set us up well for profit momentum in 2026. During 2025, we reduced our debt by $52.1 million and will continue to deploy our capital to maximize shareholder returns, as we focus on margin expansion, cost discipline, and tighter working capital management to improve cashflow across the business. Our Board’s authorization of Corsair’s first ever share repurchase program reflects our view that our shares represent a highly compelling investment opportunity. With this authorization, we now have additional flexibility to deploy our capital optimally – whether investing in organic growth, executing M&A, deleveraging the business, or returning capital to shareholders.”

First Quarter and Full Year 2026 Financial Outlook:

For the first quarter of 2026, we expect:

•
Net revenue to be in the range of $335 million to $365 million.
•
Adjusted EBITDA to be in the range of $25 million to $30 million.
•
Non-GAAP EPS to be in the range of $0.18 to $0.22.

For the full year 2026, we expect:

•
Net revenue to be in the range of $1.33 billion to $1.47 billion.
•
Adjusted EBITDA to be in the range of $100 million to $115 million.
•
Non-GAAP EPS to be in the range of $0.58 to $0.74.

For the first quarter and full year 2026, we expect revenue to be down about 5% year-over-year at the assumed midpoint of our guided ranges, with expected double-digit growth in our Gamer and Creator Peripherals segment, offset by a more cautious outlook for Gaming Components and Systems, driven by the ongoing global semiconductor shortages. Adjusted EBITDA is expected to grow year-over-year as we focus on margin expansion and operating expense management.

Stock Repurchase Program
Under our $50 million stock repurchase program, Corsair may purchase shares of its common stock through open market and privately negotiated transactions at prices deemed appropriate by management. The timing and amount of repurchase transactions under this program will depend on market conditions, share price, applicable laws, corporate and regulatory considerations, and other factors. The Company intends to conduct any open market purchases under the program in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The repurchase program has no termination date and may be suspended or discontinued by the Company at any time without prior notice.

Conference Call and Webcast Information

Corsair will host a conference call to discuss the fourth quarter and full year 2025 financial results today at 2:00 p.m. Pacific Time. The conference call will be accessible on Corsair’s Investor Relations website at https://ir.corsair.com, or by dialing 1-877-407-0784 (USA) or 1-201-689-8560 (International) with conference ID 13758217. A replay will be available approximately 3 hours after the live call ends on Corsair’s Investor Relations website, or through February 19, 2026, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International), with passcode 13758217.

About Corsair Gaming

Corsair (Nasdaq: CRSR) is a leading global developer and manufacturer of high-performance products and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals to premium streaming equipment and smart ambient lighting, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best. Corsair also sells products under its Fanatec brand, the leading end-to-end premium sim racing product line; Elgato brand, which provides premium studio equipment and accessories for content creators; SCUF Gaming brand, which builds custom-designed controllers for competitive gamers; Drop, the leading community-driven mechanical keyboard brand; and ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs.

Forward-Looking Statements

This press release contains express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s financial outlook for the first quarter and full year 2026, the market position and growth of the Company’s various products; the impact of the Company’s innovation initiatives and its investments in scale platforms; the growth and rate of growth of our Gamer and Creator Peripherals segment and the Gaming Components and Systems segment for the first quarter and full year 2026; future product launches; profit momentum in 2026, future repurchases of the Company’s common stock; and the Company’s financial performance for the first quarter and full year 2026. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s limited operating history, which makes it difficult to forecast the Company’s future results of operations; current macroeconomic conditions, including the impacts of high inflation and risk of recession, on demand for our products, consumer confidence and financial markets generally; changes in trade regulations, policies, and agreements and the imposition of tariffs that affect our products or operations, including potential new tariffs that may be imposed on U.S. imports and our ability to mitigate; the Company’s ability to build and maintain the strength of the Company’s brand among gaming, streaming and content creator enthusiasts and ability to continuously develop and successfully market new products and improvements to existing products; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the loss or inability to attract and retain key management; the impacts from geopolitical events and unrest; delays or disruptions at the Company or third-parties’ manufacturing and distribution facilities; and the other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 to be filed with the Securities and Exchange Commission (“SEC”) and our subsequent filings with the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter and year ended December 31, 2025 are also not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBITDA. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to net revenue, operating income (loss), net income (loss), cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

•
Adjusted operating income (loss), non-GAAP, is determined by adding back to GAAP operating income (loss), the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, and acquisition accounting impact related to recognizing acquired inventory at fair value.
•
Adjusted net income (loss), non-GAAP, excludes the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, acquisition accounting impact related to recognizing acquired inventory at fair value and the bargain purchase gain on business acquisition, as well as the related tax effects of each of these adjustments.
•
Adjusted net income (loss) per diluted share, non-GAAP, is determined by dividing adjusted net income (loss), non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.
•
Adjusted EBITDA excludes the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, acquisition accounting impact related to recognizing acquired inventory at fair value, and the bargain purchase gain on business acquisition, depreciation, interest expense, net, and tax expense (benefit).

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Investor Relations Contact: David Pasquale ir@corsair.com 914-337-8801	Media Contact: media@corsair.com 510-657-8747

Corsair Gaming, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

Net revenue	$436,855	$413,623	$1,472,480	$1,316,379
Cost of revenue	292,301	305,411	1,046,597	988,782
Gross profit	144,554	108,212	425,883	327,597
Operating expenses:
Sales, general and administrative	100,356	85,331	354,660	310,008
Product development	17,309	16,958	69,147	67,543
Total operating expenses	117,665	102,289	423,807	377,551
Operating income (loss)	26,889	5,923	2,076	(49,954)
Other (expense) income:
Interest expense	(2,145)	(3,069)	(9,350)	(13,207)
Interest income	253	327	1,660	3,347
Other income (expense), net	97	43	(6,535)	(1,844)
Total other expense, net	(1,795)	(2,699)	(14,225)	(11,704)
Income (loss) before income taxes	25,094	3,224	(12,149)	(61,658)
Income tax (expense) benefit	956	(496)	(2,816)	(21,736)
Net income (loss)	26,050	2,728	(14,965)	(83,394)
Less: Net income attributable to noncontrolling interest	259	442	1,194	1,787
Net income (loss) attributable to Corsair Gaming, Inc.	$25,791	$2,286	$(16,159)	$(85,181)

Calculation of net income (loss) per share attributable to common stockholders of Corsair Gaming, Inc.:
Net income (loss) attributable to Corsair Gaming, Inc.	$25,791	$2,286	$(16,159)	$(85,181)
Change in redemption value of redeemable noncontrolling interest	(1,654)	(950)	3,694	(13,994)
Net income (loss) attributable to common stockholders of Corsair Gaming, Inc.	$24,137	$1,336	$(12,465)	$(99,175)

Net income (loss) per share attributable to common stockholders of Corsair Gaming, Inc.:
Basic	$0.23	$0.01	$(0.12)	$(0.95)
Diluted	$0.22	$0.01	$(0.12)	$(0.95)
Weighted-average common shares outstanding:
Basic	106,603	104,731	106,005	104,164
Diluted	107,800	105,943	106,005	104,164

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

Net revenue:
Gamer and Creator Peripherals	$164,862	$169,561	$492,137	$472,729
Gaming Components and Systems	271,993	244,062	980,343	843,650
Total Net revenue	$436,855	$413,623	$1,472,480	$1,316,379

Gross Profit:
Gamer and Creator Peripherals	$62,321	$63,919	$194,116	$182,293
Gaming Components and Systems	82,233	44,293	231,767	145,304
Total Gross Profit	$144,554	$108,212	$425,883	$327,597

Gross Margin:
Gamer and Creator Peripherals	37.8%	37.7%	39.4%	38.6%
Gaming Components and Systems	30.2%	18.1%	23.6%	17.2%
Total Gross Margin	33.1%	26.2%	28.9%	24.9%

Corsair Gaming, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	December 31, 2025	December 31, 2024

Assets
Current assets:
Cash and restricted cash	$98,583	$109,385
Accounts receivable, net	233,900	218,648
Inventories	303,336	259,979
Prepaid expenses and other current assets	29,639	35,376
Total current assets	665,458	623,388
Restricted cash, noncurrent	250	246
Property and equipment, net	31,514	29,742
Goodwill	357,765	354,222
Intangible assets, net	125,210	164,319
Other assets	73,587	63,912
Total assets	$1,253,784	$1,235,829
Liabilities
Current liabilities:
Debt maturing within one year, net	$6,120	$12,229
Accounts payable	212,547	207,215
Other liabilities and accrued expenses	212,275	176,869
Total current liabilities	430,942	396,313
Long-term debt, net	115,222	161,310
Deferred tax liabilities	6,071	7,379
Other liabilities, noncurrent	55,795	51,375
Total liabilities	608,030	616,377
Temporary equity
Redeemable noncontrolling interest	12,197	15,149
Stockholders' equity
Common stock and additional paid-in capital	705,372	667,627
Accumulated deficit	(71,230)	(58,765)
Accumulated other comprehensive loss	(585)	(4,559)
Total stockholders' equity	633,557	604,303
Total liabilities, temporary equity and stockholders' equity	$1,253,784	$1,235,829

Corsair Gaming, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

Cash flows from operating activities:
Net income (loss)	$26,050	$2,728	$(14,965)	$(83,394)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	9,268	7,466	33,112	30,591
Depreciation	3,759	3,955	13,962	13,449
Amortization	10,484	9,866	40,228	38,448
Bargain purchase gain on business acquisition	—	(2,581)	2,581	(2,581)
Deferred income taxes, net of valuation allowance	(3,306)	(1,350)	(6,513)	11,416
Other	(734)	2,872	4,373	5,661
Changes in operating assets and liabilities:
Accounts receivable	(41,722)	(41,973)	(17,719)	32,285
Inventories	11,583	27,884	(51,697)	18,315
Prepaid expenses and other assets	4,250	5,681	8,994	5,897
Accounts payable	(32,761)	21,809	5,538	(39,507)
Other liabilities and accrued expenses	51,298	19,198	32,227	5,297
Net cash provided by operating activities	38,169	55,555	50,121	35,877
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	—	—	(43,131)
Purchase of property and equipment	(5,250)	(1,498)	(15,374)	(9,849)
Purchase of intangible asset	—	—	—	(100)
Purchase price adjustment related to business acquisition	—	—	—	1,041
Payment of bridge loan origination costs related to business acquisition	—	(666)	—	(666)
Net cash used in investing activities	(5,250)	(2,164)	(15,374)	(52,705)
Cash flows from financing activities:
Repayment of debt and debt issuance costs	(1,562)	(3,750)	(52,815)	(25,000)
Borrowings from line of credit	33,500	3,500	45,000	25,000
Repayment of line of credit	(33,500)	(3,500)	(45,000)	(25,000)
Purchase of additional ownership interest	—	—	—	(19,750)
Proceeds from issuance of shares through employee equity incentive plans	150	267	5,643	5,377
Payment of taxes related to net share settlement of equity awards	(64)	(11)	(1,208)	(573)
Dividend paid to noncontrolling interest	—	(570)	(494)	(5,792)
Payment of deferred and contingent consideration	—	—	—	(4,942)
Net cash used in financing activities	(1,476)	(4,064)	(48,874)	(50,680)
Effect of exchange rate changes on cash	1,337	(1,302)	3,329	(1,425)
Net increase (decrease) in cash and restricted cash	32,780	48,025	(10,798)	(68,933)
Cash and restricted cash at the beginning of the period	66,053	61,606	109,631	178,564
Cash and restricted cash at the end of the period	$98,833	$109,631	$98,833	$109,631

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income (Loss) Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

Operating income (loss) - GAAP	$26,889	$5,923	$2,076	$(49,954)
Amortization	10,483	9,865	40,228	38,448
Stock-based compensation	9,268	7,466	33,112	30,591
One-time costs related to legal and other matters	1,484	31	5,967	7,530
Acquisition and related integration costs	749	2,471	4,977	7,131
Restructuring and other charges	899	1,789	3,615	6,724
Acquisition accounting impact related to recognizing acquired inventory at fair value	—	4,180	613	5,253
Adjusted operating income - Non-GAAP	$49,772	$31,725	$90,588	$45,723

As a % of net revenue - GAAP	6.2%	1.4%	0.1%	-3.8%
As a % of net revenue - Non-GAAP	11.4%	7.7%	6.2%	3.5%

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share Reconciliations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net income (loss) attributable to common stockholders of Corsair Gaming, Inc. (1)	$24,137	$1,336	$(12,465)	$(99,175)
Less: Change in redemption value of redeemable noncontrolling interest	(1,654)	(950)	3,694	(13,994)
Net income (loss) attributable to Corsair Gaming, Inc.	25,791	2,286	(16,159)	(85,181)
Add: Net income attributable to noncontrolling interest	259	442	1,194	1,787
Net income (loss) - GAAP	26,050	2,728	(14,965)	(83,394)
Adjustments:
Amortization	10,483	9,865	40,228	38,448
Stock-based compensation	9,268	7,466	33,112	30,591
One-time costs related to legal and other matters	1,484	31	5,967	7,530
Acquisition and related integration costs	749	2,471	4,977	7,131
Restructuring and other charges	899	1,789	3,615	6,724
Bargain purchase gain on business acquisition	—	(2,581)	2,581	(2,581)
Acquisition accounting impact related to recognizing acquired inventory at fair value	—	4,180	613	5,253
Non-GAAP income tax adjustment	(2,124)	(1,129)	(8,917)	(12,446)
Adjusted net income (loss) - Non-GAAP	$46,809	$24,820	$67,211	$(2,744)

Diluted net income (loss) per share:
GAAP	$0.22	$0.01	$(0.12)	$(0.95)
Adjusted, Non-GAAP	$0.43	$0.23	$0.62	$(0.03)

Weighted-average common shares outstanding - Diluted:
GAAP	107,800	105,943	106,005	104,164
Adjusted, Non-GAAP	107,800	105,943	107,618	104,164

(1) Numerator for calculating net income (loss) per share-GAAP

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net income (loss) - GAAP	$26,050	$2,728	$(14,965)	$(83,394)
Amortization	10,483	9,865	40,228	38,448
Stock-based compensation	9,268	7,466	33,112	30,591
One-time costs related to legal and other matters	1,484	31	5,967	7,530
Acquisition and related integration costs	749	2,471	4,977	7,131
Restructuring and other charges	899	1,789	3,615	6,724
Bargain purchase gain on business acquisition	—	(2,581)	2,581	(2,581)
Acquisition accounting impact related to recognizing acquired inventory at fair value	—	4,180	613	5,253
Depreciation	3,759	3,955	13,962	13,449
Interest expense, net of interest income	1,892	2,742	7,690	9,860
Income tax (benefit) expense	(956)	496	2,816	21,736
Adjusted EBITDA - Non-GAAP	$53,628	$33,142	$100,596	$54,747

Adjusted EBITDA margin - Non-GAAP	12.3%	8.0%	6.8%	4.2%